Exhibit 99.1
Kimball Electronics to Participate at the Sidoti Fall 2021 Virtual Investor Conference

Company Reaffirms Guidance With Supply Chain Disruptions Shifting More Shippable Backlog to Second Half of Fiscal 2022

JASPER, Ind., September 21, 2021 (GLOBE NEWSWIRE) -- Kimball Electronics, Inc. (Nasdaq: KE) today announced the company will be attending the Sidoti Fall 2021 Virtual Investor Conference. Donald D. Charron, Chairman and Chief Executive Officer, and Jana Croom, Vice President, Chief Financial Officer, will participate in a fireside chat on Thursday, September 23, 2021 at 10:00 AM ET. A webcast of the fireside chat will be available on the company website, on the Events & Presentations tab in the Investor Relations section, at https://investors.kimballelectronics.com/events-presentations. If you are unable to attend the live webcast, an archive will be available in this same location on the company website.

In advance of the conference, the company reaffirms its guidance for the full year fiscal 2022, with supply chain disruptions shifting more shippable backlog to the second half of the fiscal year.

Commenting on today’s announcement, Mr. Charron stated, “As highlighted in our earnings release in August, we expect two very different halves to fiscal 2022 as a result of the global materials shortage. The supply chain disruption in July and August was more pronounced than our original estimates, partly due to rising COVID-19 infections in Malaysia that slowed output at parts factories. This compounded an already severe global shortage of semiconductors and is shifting out our shippable backlog as customer demand far exceeds parts availability.”

Mr. Charron continued, “Our teams have been working closely with our suppliers and customers to address the challenges of the shortage. As previously stated, the environment is very dynamic based on COVID-19, logistic issues, and capacity constraints. Our customer demand for the remainder of our fiscal year is at record levels, however, the short term and longer term visibility of electronic components is still very dynamic.”

Forward-Looking Statements
Certain statements contained within this release are considered forward-looking, including our fiscal year 2022 guidance, under the Private Securities Litigation Reform Act of 1995. The statements may be identified by the use of words such as “expect,” “should,” “goal,” “predict,” “will,” “future,” “optimistic,” “confident,” and “believe.” Undue reliance should not be placed on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. These forward-looking statements are subject to risks and uncertainties including, without limitation, global economic conditions, geopolitical environment, global health emergencies including the COVID-19 pandemic, availability or cost of raw materials and components, foreign exchange rate fluctuations, and our ability to convert new business opportunities into customers and revenue. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in its Annual Report on Form 10-K for the year ended June 30, 2021.

About Kimball Electronics, Inc.
Kimball Electronics is a multifaceted manufacturing solutions provider of electronics and diversified contract manufacturing services to customers around the world. From our operations in the United States, China, India, Japan, Mexico, Poland, Romania, Thailand, and Vietnam, our teams are proud to provide manufacturing services for a variety of industries. Recognized for a reputation of excellence, we are committed to a high-performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball Electronics, Inc. (Nasdaq: KE) is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit: www.kimballelectronics.com.

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